Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of HBT Financial, Inc. of our report dated March 6, 2026, with respect to the consolidated financial statements of Tri-County Financial Group Inc. and Subsidiaries as of and for the years ended December 31, 2025 and 2024, included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Chicago, Illinois

September 14, 2026